FOR FURTHER INFORMATION CONTACT:

FOR IMMEDIATE RELEASE

Frank ten Brink  847-607-2012

Conference call to be held April 27, 2011 at 4:00 p.m. Central time – Dial 866-516-6872 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available through May 27th by dialing 800-642-1687, access code 55174056. To hear a live simulcast of the call over the internet on www.earnings.com, or to access an audio archive of the call, go to the Investors page on Stericycle’s website at www.stericycle.com.

STERICYCLE, INC. REPORTS RESULTS

FOR FIRST QUARTER 2011

Lake Forest, Illinois, April 27, 2011—Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the first quarter of 2011.

Revenues for the quarter ended March 31, 2011 were $398.1 million, up 18.8% from $335.2 million in the same quarter last year. Acquisitions less than 12 months old contributed approximately $30.6 million to the growth in revenues for the quarter.  Revenues increased 18.1% compared to the first quarter of 2010 when adjusted for favorable foreign exchange impacts in the first quarter of 2011 of $2.3 million. Gross profit was $182.4 million, up 17.5% from $155.3 million in the first quarter last year. Gross profit as a percent of revenue was 45.8% compared with 46.3% in the first quarter of 2010.

Net income attributable to Stericycle for the first quarter of 2011 was $55.7 million or $0.64 per diluted share compared with $48.1 million or $0.56 per diluted share for the first quarter of 2010.  Net income attributable to Stericycle for the first quarter of 2011 included the effect of $3.8 million of after-tax acquisition expenses and $0.2 million of after-tax restructuring costs, and net income for the first quarter of 2010 included the effect of $0.7 million of after-tax acquisition expenses and $0.4 million of after-tax restructuring costs. Adjusted for these charges, non-GAAP earnings per diluted share increased to $0.68 in the first quarter of 2011 from $0.57 in the first quarter of 2010 or up 19.8% (see table below).

Table to reconcile GAAP EPS to non-GAAP EPS*
	Three months ended March 31,
			Change
	2011	2010	$	%
GAAP EPS	$0.64	$0.56	$0.08	14.4%
Acquisition expenses /Restructuring costs	$0.05	$0.01
Non-GAAP EPS (adjusted)	$0.68	$0.57	$0.11	19.8%

* In accordance with U.S. generally accepted accounting principles (GAAP), reported earnings per share include the after-tax impact of the items identified in this table. For internal purposes, including the determination of management compensation, the Company excludes these items from results when evaluating operating performance. This table and the Company’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

Cash flow from operations was $65.6 million for the first quarter of 2011.

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of medical waste collection and treatment and increases in transportation and other operating costs, as well as the other factors described in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands, except share and per share data
	March 31,	December 31,
	2011	2010
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$24,656	$77,053
Short-term investments	19,768	18,471
Accounts receivable, less allowance for doubtful accounts of $9,916 in 2011 and $10,845 in 2010	231,171	215,420
Deferred income taxes	15,408	16,824
Prepaid expenses	21,448	16,038
Other current assets	25,212	24,882
Total Current Assets	337,663	368,688
Property, Plant and Equipment, net	272,593	267,971
Other Assets:
Goodwill	1,616,504	1,595,764
Intangible assets, less accumulated amortization of $31,991 in 2011 and $28,394 in 2010	388,812	375,174
Other	28,065	31,426
Total Other Assets	2,033,381	2,002,364
Total Assets	$2,643,637	$2,639,023

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$83,516	$88,899
Accounts payable	56,120	54,777
Accrued liabilities	127,623	134,711
Deferred revenues	14,679	14,455
Other current liabilities	10,307	15,647
Total Current Liabilities	292,245	308,489
Long-term debt, net of current portion	921,554	1,014,222
Deferred income taxes	241,096	222,647
Other liabilities	10,735	13,315
Shareholders' Equity:
Common stock (par value $.01 per share, 120,000,000 shares authorized, 85,702,145 issued and outstanding in 2011 and 85,242,387 issued and outstanding in 2010)	857	852
Additional paid-in capital	75,146	46,945
Accumulated other comprehensive income	(3,931)	(16,869)
Retained earnings	1,073,171	1,017,497
Total Stericycle, Inc. Shareholders’ Equity	1,145,243	1,048,425
Noncontrolling interest	32,764	31,925
Total Shareholders' Equity	1,178,007	1,080,350
Total Liabilities and Shareholders' Equity	$2,643,637	$2,639,023

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

In thousands, except share and per share data
	Three months ended March 31,
	2011		2010
	$	% of Rev	$	% of Rev
Revenues	$ 398,126	100.0	$ 335,177	100.0
Cost of revenues	215,634	54.2	179,432	53.5
Restructuring Costs	62	0.0	428	0.1
Gross profit	182,430	45.8	155,317	46.3
Selling, general and administrative expenses	71,910	18.1	64,022	19.1
Amortization	3,347	0.8	1,975	0.6
Total SG&A expense and amortization	75,257	18.9	65,997	19.7
Income from operations before acquisition, integration, and other expenses	107,173	26.9	89,320	26.6
Acquisition expenses	3,798	1.0	800	0.2
Restructuring costs	196	0.0	239	0.1
Integration expenses	766	0.2	1,149	0.3
Income from operations	102,413	25.7	87,132	26.0
Other income (expense):
Interest income	184	0.0	80	0.0
Interest expense	(11,372)	-2.9	(8,963)	-2.7
Other expense, net	(263)	-0.1	(1,003)	-0.3
Total other expense	(11,451)	-2.9	(9,886)	-2.9
Income before income taxes	90,962	22.8	77,246	23.0
Income tax expense	34,376	8.6	28,612	8.5
Net income	56,586	14.2	48,634	14.5
Net income attributable to noncontrolling interests	912	0.2	515	0.2
Net income attributable to Stericycle, Inc.	$ 55,674	14.0	$ 48,119	14.4

Earnings per share-diluted	$ 0.64		$ 0.56

Weighted average number of common shares outstanding-diluted	87,526,683		86,573,237

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

In thousands
	Three Months Ended March 31,
	2011	2010
OPERATING ACTIVITIES:
Net income	$56,586	$48,634
Adjustments to reconcile net income to net cash provided by operating activities:
Stock compensation expense	3,863	3,874
Excess tax benefit of stock options exercised	(8,092)	(1,163)
Depreciation	11,756	10,414
Amortization	3,347	1,975
Deferred income taxes	16,051	13,784
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(11,615)	(7,932)
Accounts payable	(433)	(3,522)
Accrued liabilities	(1,341)	15,601
Deferred revenues	(34)	1,611
Other assets and liabilities	(4,503)	(2,221)
Net cash provided by operating activities	65,585	81,055

INVESTING ACTIVITIES:
Payments for acquisitions and international investments, net of cash acquired	(19,543)	(50,459)
Purchases of short-term investments	(1,240)	(423)
Proceeds from sale of property and equipment	389	--
Capital expenditures	(11,692)	(12,804)
Net cash used in investing activities	(32,086)	(63,686)

FINANCING ACTIVITIES:
Repayment of long-term debt	(24,563)	(27,533)
Net (repayments)/ borrowings on senior credit facility	(86,044)	24,873
Purchase / cancellation of treasury stock	--	(10,616)
Proceeds from other issuance of common stock	14,811	4,195
Excess tax benefit of stock options exercised	8,092	1,163
Net cash used in financing activities	(87,704)	(7,918)
Effect of exchange rate changes on cash	1,808	(2,332)
Net (decrease)/ increase in cash and cash equivalents	(52,397)	7,119
Cash and cash equivalents at beginning of period	77,053	15,767
Cash and cash equivalents at end of period	$24,656	$22,886

NON-CASH ACTIVITIES:
Net issuance of notes payable for certain acquisitions	$1,100	$10,038